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                                                                    EXHIBIT 10.9

(LEASED BUSES)

                               EQUIPMENT SUBLEASE

     This Equipment Sublease Agreement ("Sublease") is made as of March 18, 1987, between GREYHOUND LINES, INC., a California corporation ("Sublessor") and GLI OPERATING COMPANY, a Delaware corporation ("Sublessee").

     WHEREAS, Sublessor is the lessee of certain intercity buses (individually a "Unit of Equipment," and collectively the "Equipment") described on Exhibit A attached hereto, pursuant to one or more bus leases described on Exhibit B attached hereto (such bus leases are individually or collectively referred to herein as the "Master Leases") as such Master Leases may have been amended or assigned from time to time; and

     WHEREAS, Sublessee is desirous of subletting the Equipment and Sublessor is agreeable to subletting the Equipment to Sublessee;

     NOW, THEREFORE, in consideration of the foregoing, and the covenants and conditions herein contained, Sublessor does hereby sublease the Equipment to Sublessee, subject to the following terms and conditions;

     1. The term of this Sublease with respect to each Unit of Equipment shall be the corresponding term of the Master Lease applicable to such Unit of Equipment.

     2. This Sublease is subject to all of the terms, conditions and rentals of each Master Lease (i) except those which are inconsistent with the express terms and conditions of this Sublease, (ii) except that Sublessee agrees promptly to reimburse Sublessor, upon being invoiced therefor, for the tire rental rates and all other costs attributable to the Equipment that Sublessor is required to pay and does pay to The Goodyear Tire & Rubber Company ("Goodyear") on behalf of itself or Sublessee in accordance with the terms of the Agreement between Sublessor and Goodyear dated August 9, 1983, for the lease of tires, as such Agreement may be amended from time to time (the "Goodyear Agreement") and (iii) except that the rent for Equipment leased by Sublessor under the Master Lease shall be as set forth on Exhibit C attached hereto; and Sublessee agrees to abide by the obligations of Sublessor under said Master Lease, a copy of which has been provided to Sublessee and is made a part hereof by reference. For the purposes of the incorporation of the Master Leases herein, the term "Lessor" shall mean and refer to Sublessor, the term "Lessee" shall mean and refer to Sublessee,
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and the term "Equipment" shall mean and refer to the Equipment under this
Sublease.

     3. If, at any time on or before the third anniversary of this Sublease, there shall occur a strike, lockout or labor controversy or the entry of any injunction respecting a labor dispute which prevents Sublessee from operating a material portion of its scheduled intercity transportation services (such events being collectively referred to as a "Work Stoppage"), then Sublessee shall be entitled to obtain relief from its obligation to make timely payment of certain Equipment rentals (excluding tire rentals) due under this Sublease. The Sublessee may, at its option, obtain such relief by executing a promissory note substantially in the form attached hereto as Exhibit D, for up to six months of payments with respect to (a) all Equipment of 1979 and 1980 model years, and (b) all Equipment of 1981 and 1982 model years which are leased pursuant to the Master Lease of Motor Vehicles dated December 15, 1982, between Sublessor and Security Pacific Equipment Leasing, Inc.

     4. Sublessee acknowledges that to the extent it desires, it has had full opportunity to inspect or cause to be inspected the Equipment and agrees to sublease the Equipment "AS IS -- WHERE IS"; however, Sublessee shall have no obligation to repair, alter or restore the Equipment to a condition other than that existing on the date hereof, ordinary wear and tear excepted.

     5. Sublessee shall have the power, without obtaining the consent of Sublessor, to make collateral assignments of its rights under this Sublease and to sublease the Equipment. Sublessee shall, however, remain primarily liable for the rental due Sublessor and all other terms and conditions of this Sublease. Sublessor hereby acknowledges that Sublessee has assigned its rights hereunder as collateral for its obligations under that certain Credit Agreement dated as of March 18, 1987, among Sublessee, Irving Trust Company, as Agent, and others.

     6. All notices or consents required hereunder to be given to Sublessor shall be in writing and be hand delivered or Telexed to Sublessor, or mailed to it via U.S. Certified Mail, postage prepaid, addressed to:

     Sublessor at:            Transportation Leasing Co.
                              Greyhound Tower
                              111 West Clarendon
                              Phoenix, Arizona 85077
                              Attention: President

and all notices or consents required hereunder to be given to Sublessee shall be in writing and be hand delivered or Telexed to

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Sublessee or mailed to it via U.S. Certified Mail, postage pre-paid, addressed to:

    Sublessee at:  GLI Operating Company
                   2400 InterFirst Plaza
                   901 Main Street
                   Dallas, Texas 75202
                   Attention: President

or to such other address as either party may designate in writing to the other party.

     7. Anything contained in any provisions of this Sublease to the contrary notwithstanding, Sublessee agrees, with respect to the Equipment, to comply with and remedy any default within the period allowed to Sublessor under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublessor to Sublessee is given after the corresponding notice of default from lessor under the Master Lease to Sublessor. Sublessor agrees to forward to Sublessee, upon receipt thereof by Sublessor, a copy of each notice of default received by Sublessor in its capacity as lessee under the Master Lease. Sublessee agrees to forward to Sublessor, upon receipt thereof, copies of any notices received by Sublessee relating to the Equipment, the Master Lease or this Sublease.

     8. Sublessor hereby assigns to Sublessee any and all manufacturer's warranties on the Equipment, until expiration or termination of this Sublease.

     9. Anything contained in this Sublease or the Master Lease to the contrary notwithstanding, Sublessor or Sublessee shall provide all tires for the Equipment in accordance with the terms of the Goodyear Agreement.

     10. Sublessee shall keep logs and records of mileage, maintenance and service for each Unit of Equipment in such form as Sublessor may reasonably request from time to time, and shall make such logs and records available to Sublessor, or its agent, for inspection and copying at any reasonable time.

     11. This Sublease is the entire agreement between the parties with respect to the rental of the Equipment, and it shall not be modified or amended except by a written agreement signed by the parties.

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     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed by their duly authorized officers as of the date first written above.

                                            GREYHOUND LINES, INC.

                                            /s/ RICHARD STEPHAN
                                            By RICHARD STEPHAN
                                               R. C. Stephan, Vice President

                                            GLI OPERATING COMPANY

                                            /s/ RICHARD STEPHAN
                                            By RICHARD STEPHAN
                                               R. C. Stephan, Vice President

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